EMPLOYMENT AND NON-COMPETE AGREEMENT


  This Agreement is entered into this 1st day of May, 2000 by and between FRITZ COMPANIES, INC., a Delaware Corporation ("Fritz") and EUGENE WOJCIECHOWSKI ("WOJCIECHOWSKI").

  Whereas WOJCIECHOWSKI has certain knowledge and skills in the management of information systems functions and wishes to be employed by Fritz; and

Whereas, Fritz and WOJCIECHOWSKI in consideration of the covenants contained herein agree as follows:

1. Fritz shall employ WOJCIECHOWSKI as of May 1, 2000 in the position of Executive Vice President/Chief Information Officer in the San Francisco Bay Area reporting to the Office of the Chairman (or its successor).

2.    Fritz shall compensate WOJCIECHOWSKI for such employment as follows:


a.       Twenty Thousand Eight Hundred Thirty-three Dollars and Thirty-three
                            Cents($20,833.33) gross salary per month;

b.       Participation in the Fritz Bonus Plan at the Executive Committee Level;

c.       Fringe Benefits as provided to all Fritz executives on the Executive
         Committee;

d.       Four weeks paid vacation per year;

e. Reimbursement of reasonable business related expenses in accordance with the Fritz travel and entertainment policy;

3. This Agreement shall have a term of three (3) years expiring on April 30, 2003. All terms herein shall remain unchanged for the duration of the term of this Agreement unless changed or modified by a written document signed by WOJCIECHOWSKI and the Office of the Chairman of Fritz.


4. Fritz may terminate this Agreement with no further liability or obligation hereunder for "cause". For purposes hereof, "cause" shall mean misconduct including, but not limited to:
i. Conviction of any felony or any crime involving moral turpitude or dishonesty;
ii.  Participation  in a fraud  or act of  dishonesty  against  the company;
iii. Willful breach of the company's policies;
iv.  Intentional damage to the company's  property;
v.   Material  breach of this  Agreement;
vi. Material failure to meet the mutually agreed upon performance objectives set at the commencement of each fiscal year through the normal management by objectives, process as established by the company, or
vii. Conduct that in the good faith and reasonable judgment of the Board of Directors of Fritz demonstrates gross unfitness to perform your job functions.

5. If, as a result of a change of control, WOJCIECHOWSKI's employment hereunder is terminated other than for "cause", or in the event that WOJCIECHOWSKI elects to resign his employment therefor the Change in Control Agreement previously entered into shall prevail.

6. Should Fritz terminate WOJCIECHOWSKI's employment, other than for "cause" or a Change in Control, Fritz shall pay WOJCIECHOWSKI, as his sole remedy for such termination, a sum equal to one year's salary.

7. Should Fritz terminate WOJCIECHOWSKI's employment, other than for "cause" or a Change in Ccontrol, in addition to the remedy provided for in section 6 above, Fritz shall vest upon such termination date all of the restricted stock and stock options previously granted to WOJCIECHOWSKI which had not vested as of such termination date.
      In consideration of such vesting, WOJIECHOWSKI covenants and agrees that:


         i. During the term hereof and for a period of one year after such termination date ("Non-Competition Period") he shall not, directly or indirectly, either for himself or any other person, own, manage, control, participate in, invest in, permit his name to be used by, act as consultant or advisor to, render services for (whether alone or in association with any individual, entity, or other business organization), or otherwise assist in any manner any individual or entity that engages in or owns, invests in, manages or controls any venture for enterprise engaged in the provision of services that are similar to, or in competition with, or may materially detract from, any services provided by Fritz or as to which Fritz had firm plans as of the date he ceased to be employed by Fritz. Nothing herein shall prohibit him from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of securities of a corporation engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation.

ii. During the Non-Competition Period, he shall not, directly or indirectly,(i)induce or attempt to induce or aid another in inducing any employee of Fritz to leave the employ of Fritz, or in any way interfere with the relationship between Fritz and any employee of Fritz, or (ii) induce or attempt to induce any customer of Fritz to cease doing business with Fritz, or in any way interfere with the relationship between Fritz and any customer or other business relation of Fritz.

iii. During the Non-Competition Period, he shall not, directly or indirectly employ any employee of Fritz who voluntarily terminates such employment until three months have passed following termination of such employment.

iv. In the event a court shall refuse to enforce the agreements contained herein, either because of the scope of the geographical area specified in this Agreement or the duration of the restrictions, the parties hereto expressly confirm their intention that the geographical areas covered hereby and the time period of the restrictions be deemed automatically reduced to the minimum extent necessary to permit enforcement.

8. Should WOJCIECHOWSKI continue in the employ of Fritz after the expiration of this Agreement, he will be an at-will employee whose employment may be terminated by WOJCIECHOWSKI or Fritz with or without cause. Compensation and other terms and conditions of such at-will employment shall be those mutually agreed upon by WOJCIECHOWSKI and Fritz as of the commencement date of such at-will employment.

9. WOJCIECHOWSKI shall not engage in any activity whatsoever which conflicts with the interests of Fritz or with WOJCIECHOWSKI's duties as an employee of Fritz. WOJCIECHOWSKI understands that WOJCIECHOWSKI's employment is on a full-time basis, and WOJCIECHOWSKI agrees not to engage in any other employment or business-related activity without the prior written consent of the Office of the Chairman of Fritz. WOJCIECHOWSKI hereby represents that WOJCIECHOWSKI has no agreements with, or obligations to, any person or entity which conflicts, or may conflict, with the interests of Fritz or with WOJCIECHOWSKI's duties as an employee of Fritz.


10. WOJCIECHOWSKI understands and acknowledges that during WOJCIECHOWSKI's employment with Fritz, WOJCIECHOWSKI has been and shall be exposed to Confidential Information (defined below), all of which is proprietary and which rightfully belongs to Fritz. WOJCIECHOWSKI shall hold in a fiduciary capacity for the benefit of Fritz all such Confidential Information obtained by WOJCIECHOWSKI during WOJCIECHOWSKI's employment with Fritz and shall not, directly or indirectly, at any time, either during or after WOJCIECHOWSKI's employment with Fritz, without Fritz's prior written consent, use any of such Confidential Information or disclose any of such Confidential Information to any individual or entity other than authorized employees of Fritz except as required in the performance of WOJCIECHOWSKI's duties for Fritz. WOJCIECHOWSKI shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from Fritz or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by WOJCIECHOWSKI as an employee of Fritz or on behalf of Fritz, including, without limitation, information concerning the provision of freight forwarding services such as the cost of such services, price lists, marketing programs or plans, lists of customers, potential customers, dealers and contacts and other compilations of Confidential Information.

11. Each of the parties hereto acknowledges and agrees that the extent of damages to Fritz in the event of a breach by WOJCIECHOWSKI of this Agreement would be impossible to ascertain and there is and will be available to Fritz no adequate remedy at law to compensate it in the event of such a breach. Consequently, WOJCIECHOWSKI agrees that, in the event that he breaches any of such covenants, Fritz shall be entitled, in addition to any other relief to which it may be entitled including without limitation money damages, to enforce any or all of such covenants by injunctive or other equitable relief ordered by any court of competent jurisdiction.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


13. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, WOJCIECHOWSKI and Fritz agree that any and all disputes or controversies of any nature whatsoever, regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in any other forum) under the then existing rules of Judicial Arbitration and Mediation Services ("JAMS") in San Francisco, California. In the event that JAMS ceased to exist as an arbitration service, any such matter shall be resolved by confidential, final and binding arbitration under the then existing rules of the American Arbitration Association in San Francisco, California. The prevailing party in the arbitration shall be entitled to recover his or its attorneys' fees and costs.



             FRITZ COMPANIES, INC.
             BY: /s/ Eugene Wojciechowski

             By: /s/ Raymond L. Smith

             Title: Office of the Chairman



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